Exhibit 23



[PRICEWATERHOUSECOOPERS LETTERHEAD]






                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-34336), (No. 333-81589), (No. 333-53519) and
(No. 033-54987) of Phillips Petroleum Company of our report dated March 22, 2000 relating to the combined financial statements of ARCO Alaska Combined Operations, which appears in the Current Report on Form 8-K of Phillips Petroleum Company dated March 15, 2000.






/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


Los Angeles, California
April 11, 2000